UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2009

O’REILLY AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	44-0618012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 8, 2009, Joseph C. Greene, an independent director of O’Reilly Automotive, Inc. (the “Company”) and Chairman of the Company’s Corporate Governance/Nominating Committee, passed away. On May 19, 2009, the Company received from The NASDAQ Stock Market (“Nasdaq”) a letter (the “Nasdaq Staff Deficiency Letter”) indicating that, as a result of Mr. Greene’s death, the Company is not currently in compliance with Nasdaq Listing Rule 5605 which requires that a majority of the board of directors be comprised of independent directors. The Company currently has eight (8) directors, only four (4) of which qualify as independent directors. In accordance with Nasdaq Listing Rule 5605(b)(1)(A), the Company has a “cure period” of until the next annual shareholders’ meeting or May 8, 2010 to regain compliance.

Under Nasdaq Listing Rule 5810(b), the Company is required to issue a press release disclosing the receipt of the Nasdaq Staff Deficiency Letter and the Nasdaq Listing Rules upon which it is based. Accordingly, on May 19, 2009, the Company issued such a press release. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The Board has selected Paul R. Lederer, an existing independent director, to fill Mr. Greene’s position as Chairman of the Corporate Governance/Nominating Committee. The Board intends to identify candidates to replace Mr. Greene and appoint a new director who satisfies the independence requirements of the Nasdaq Listing Rules prior to the expiration of the cure period.

Item 8.01	Other Events

On May 14, 2009, Larry O’Reilly, a member of the Board, established a plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the trading of the Company’s common stock. The plan provides for the sales of specified share amounts at specific market prices, subject to specified limitations. The plan was established for the purpose of diversifying Mr. O’Reilly’s portfolio. The plan was established during the Company’s unrestricted trading window and at a time when Mr. O’Reilly was not in possession of material, non-public information about the Company. Mr. O’Reilly has informed the Company that he will publicly disclose, as required by federal securities laws, any stock sales made under this plan.

On May 15, 2009, David O’Reilly, a member of the Board, established a plan in accordance with Rule 10b5-1 of the Exchange Act for the trading of the Company’s common stock. The plan provides for the sales of specified share amounts at specific market prices, subject to specified limitations. The plan was established for the purpose of facilitating the exercise and subsequent sale of stock options as part of Mr. O’Reilly’s personal long-term investment strategy for asset diversification and liquidity. The plan was established during the Company’s unrestricted trading window and at a time when Mr. O’Reilly was not in possession of material, non-public information about the Company. Mr. O’Reilly has informed the Company that he will publicly disclose, as required by federal securities laws, any stock sales made under this plan.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2009	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 19, 2009